EXHIBIT 10.2

GENERAL COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

THIS GENERAL COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (“Agreement”), dated December 27, 2012, is by and between MMAX Media, Inc., a Nevada corporation, with its chief executive office at 511 NE 3rd Avenue, Suite 100, Fort Lauderdale, Fl  33301 (“Debtor”) in favor of Celentano Consulting Company, LLC, a Florida limited liability company, whose address is 7000 West Palmetto Park Road, Suite 201, Boca Raton, Fl  33487 (collectively the “Secured Party”).

W I T N E S S E T H :

WHEREAS, Debtor has adopted, used and is using, and is the owner of the entire right, title, and interest in and to the trademarks, trade names, terms, designs and applications therefor described in Exhibit A hereto and made a part hereof; and

WHEREAS, Secured Party has entered or is about to enter into a financing arrangement pursuant to which Secured Party may make loans and advances and provide other financial accommodations to Debtor as evidenced by Borrower’s Secured Promissory Note in the original principal amount of ONE HUNDRED SIXTY – FIVE THOUSAND FIVE HUNDRED DOLLARS ($165,500.00) dated of even date herewith, by and between Secured Party and Debtor (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Note”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Note, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”); and

WHEREAS, in order to induce Secured Party to enter into the Financing Agreements and to make loans and advances and provide other financial accommodations to Debtor pursuant thereto, Debtor has agreed to grant to Secured Party certain collateral security as set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

1. Grant of Security Interest.  As collateral security for the prompt performance, observance and indefeasible payment in full of the Note, Debtor hereby grant to the Secured Party, a continuing security interest in, and a lien upon, and hereby assigns to the Secured Party, as security, all property and interests in property of the Debtor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by the Secured Party, collectively, the “Collateral”), including, without limitation, the following:

(i)

all Accounts;

(ii)

all Equipment;

(iii)

all General Intangibles;

(iv)

all Inventory;

(v)

all securities; and

(vi)

all proceeds and products of (i), (ii), (iii), (iv) and (v).

2. Perfection of Security Interests.  Debtor irrevocably and unconditionally authorizes the Secured Party (or its agents) to file at any time and from time to time such financing statements with respect to the Collateral naming the Secured Party or its designee as the secured party and the Debtor or any affiliate of the Debtor as debtor, as the Secured Party may require, and including any other information with respect to the Debtor or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as the Secured Party may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Debtor hereby ratifies and approves all financing statements naming the Secured Party or its designee as secured party and Debtor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of the Secured Party prior to the date hereof and ratifies and confirms the authorization of the Secured Party to file such financing statements (and amendments, if any). Debtor hereby authorizes the Secured Party to adopt on behalf of Debtor any symbol required for authenticating any electronic filing. In no event shall Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming the Secured Party or its designee as secured party and Debtor as debtor.

Debtor hereby agrees to promptly file such documents and to enter into any such agreements in order to perfect the Secured Party security interest in the Collateral which is not located in the United States.

Debtor shall take any other actions reasonably requested by the Secured Party from time to time to cause the attachment and perfection of, and the ability of the Secured Party to enforce, the security interest of the Secured Party in any and all of the Collateral.

3. Covenants Relating to Collateral; Indebtedness; Dividends.  The Debtor covenants that:

(a)

It shall at all times: be the owner of each and every item of Collateral, defend the Collateral against the claims and demands of all persons and in the case of tangible property constituting part of the Collateral, properly maintain and keep in good order and repair such property and keep such property fully insured with responsible companies acceptable to the Secured Party against such risks as such Collateral may be subject to, or as the Secured Party may request.

(b) It will comply with the requirements of all leases, mortgages and other instruments relating to premises where any Collateral is located.

(c) It will not create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of Indebtedness to the Secured Party.

(d) Debtor shall not change its name unless each of the following conditions is satisfied: (i) the Secured Party shall have received not less than 30 days prior written notice from Debtor of such proposed change in its corporate name, which notice shall accurately set forth the proposed new name; and (ii) the Secured Party shall receive a certified copy of the amendment to the charter documents of such Debtor providing for the name change as soon as it is available.

(e) Debtor shall not change its chief executive office or its mailing address or organizational identification number unless the Secured Party shall have received not less than 30 days’ prior written notice from Debtor of such proposed change, which notice shall set forth such information with respect thereto as the Secured Party may require and the Secured Party shall have received such agreements as the Secured Party may reasonably require in connection therewith.

(f) Debtor shall not change its type of organization, jurisdiction of organization or other legal structure.

(g) Upon the occurrence and after the continuance of an event of default under the Financing Agreements, at any time or from time to time thereafter (until such time as the event of default has been cured or waived): (i) the Secured Party shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process; (ii) the Secured Party may enter the Debtor’s premises or other premises without legal process and without incurring liability to the Debtor therefore, and the Secured Party may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Secured Party may deem advisable and the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a convenient place; (iii) with or without having the Collateral at the time or place of sale, the Secured Party may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Secured Party may elect.

4. General Representations, Warranties and Agreements.  Debtor hereby represents warrants and agrees that:

(a)It is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated.

(b)

Its exact legal name of is as set forth on the signature page of this Agreement.

(c) The execution, delivery and performance of this Agreement are within its powers, corporate or otherwise, have been duly authorized by all required action and do not and will not contravene any law or any agreement or undertaking to which it is a party or by which it may in any way be bound or, if such Debtor is a corporation, its charter documents.

(d)

It will furnish the Secured Party with all information concerning its business and financial condition as the Secured Party may reasonably request.

5.

Expenses of Debtor’s Duties; the Secured Party’s Right to Perform on Debtor’s Behalf.

(a) The Debtor’s agreements and duties hereunder shall be performed by it at its sole cost and expense.

(b) If Debtor shall fail to do any act or thing which it has covenanted to do hereunder, the Secured Party may (but shall not be obligated to) do the same or cause it to be done, either in its name or in the name and on behalf of Debtor, and Debtor hereby irrevocably authorizes the Secured Party so to act.

6. No Waivers of Rights hereunder; Rights Cumulative. No delay by the Secured Party in exercising any right hereunder, or in enforcing any of the obligations under the Financing Agreements (the “Obligations”), shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver of any Obligations shall be enforceable against the Secured Party unless in writing and unless it expressly refers to the provision affected; any such waiver shall be limited solely to the specific event waived. All rights granted the Secured Party hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to the Secured Party under any other agreement with respect to the Obligations or under applicable law and nothing herein shall be construed as limiting any such other right.

7. Termination. This Agreement shall continue in full force and effect until all the Obligations then outstanding (whether absolute or contingent) shall have been paid and satisfied in full, or other arrangements for the securing of such Obligations satisfactory to the Secured Party shall have been made.

8. Governing Law; Jurisdiction; Certain Waivers. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applied to contracts to be performed wholly within the State of Florida. Any judicial proceeding brought by or against any Debtor with respect to any of its Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of Florida, United States of America, and, by execution and delivery of this Agreement, Debtor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Debtor at its address set forth in Section 10, and service so made shall be deemed completed five days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Secured Party to bring proceedings against Debtor in the courts of any other jurisdiction. Debtor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Debtor against the Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located Broward County, State of Florida.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

The Secured Party shall not be required to take any steps necessary to preserve rights against prior parties.

9. Additional Definitions. As used herein:

All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to the Debtor and the Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word “including” when used in this Agreement shall mean “including, without limitation”. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with this Agreement or is cured in a manner satisfactory to the Secured Party, if such Event of Default is capable of being cured as determined by the Secured Party. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with

GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

“Accounts” shall mean all present and future rights of the Debtor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument,  for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of,  for services rendered or to be rendered, for a secondary obligation incurred or to be incurred, or arising out of the use of a credit or charge card or information contained on or for use with the card.

“Equipment” shall mean all of the Debtor’s now owned and hereafter acquired goods (other than Inventory), wherever located, including, without limitation, equipment, machinery, vehicles, tools, furniture, fixtures, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

“General Intangibles” shall mean and include all of the Debtor’s general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, patents, patent rights, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, service mark applications, goodwill (including any goodwill associated with any trademark or service marks or the license of any trademark), copyrights, works which are the subject matter of copyrights, rights in works of authorship, copyright registrations, inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, research, analysis, reports, manuals and operating standards, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, domain names, domain name registrations, software and contract rights relating to software, all claims under guaranties, security interests or other security held by or granted to Debtor to secure payment of any of the Receivables by a customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Indebtedness” of a person at a particular date shall mean all obligations of such person which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such person whether direct or as guarantor, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a lien on assets owned by such person, whether or not such indebtedness actually shall have been created, assumed or incurred by such person. Any indebtedness of such person resulting from the acquisition by such person of any assets subject to any lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

“Inventory” shall mean all of Debtor’s now owned and hereafter existing or acquired goods, wherever located, which are leased by Debtor as lessor; are held by Debtor for sale or lease or to be furnished under a contract of service; are furnished by Debtor under a contract of service; or consist of raw materials, work in process, finished goods or materials used or consumed in its business, together with all documents of title or other documents representing or relating to any of the foregoing.

“Obligations” means:

(1) any and all sums advanced in accordance with the terms of the Note, the Financing Agreements or applicable law by the Secured Party in order to preserve the Collateral or to preserve the Secured Party’s security interest in the Collateral;

(2) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Company referred to in the immediately preceding clauses (1) and in accordance with the terms of the Note and the Financing Agreements, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Secured Party of its rights hereunder, together with reasonable attorneys’ fees and court costs.

“Permitted Liens” shall mean, with respect to the Debtor, Liens in favor of the Secured Party; Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Debtor; provided, that, the Lien shall have no effect on the priority of the Liens in favor of the Secured Party or the value of the assets in which the Secured Party has such a Lien and a stay of enforcement of any such Lien shall be in effect; Liens to which the Secured Party has consented in writing; deposits or pledges of cash to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of an Debtor’s business; and judgment Liens that have been stayed or bonded and mechanics’, workers’, material men’s or other like Liens arising in the ordinary course of an Debtor’s business with respect to obligations which are not due.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Receivables” shall mean all of the following now owned or hereafter arising or acquired property of Debtor: all Accounts; all amounts at any time payable to Debtor in respect of the sale or other disposition by Debtor of any Account or other obligation for the payment of money; all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; all payment intangibles of Debtor and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Debtor, whether from the sale and lease of goods or other property, licensing of any property (including General Intangibles), rendition of services or from loans or advances by Debtor or to or for the benefit of any third person (including loans or advances to any affiliates or Subsidiaries of Debtor) or otherwise associated with any Accounts, Inventory or General Intangibles of Debtor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Debtor in connection with the termination of any employee benefit plan and any other amounts payable to Debtor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Debtor is beneficiary).

“Records” shall mean, all of the Debtor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Debtor with respect to the foregoing maintained with or by any other person).

“Subsidiary” shall mean a corporation or other entity of whose shares of stock or other ownership interest having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity are owned, directly or indirectly, by such person.

“Financing Agreements” shall have the meaning set forth in the recitals hereto.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Florida and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Florida on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Secured Party may otherwise determine).

The words “it” or “its” as used herein shall be deemed to refer to individuals and to business entities.

10. Notices.

(a)

All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	MMAX Media, Inc.
511 NE 3rd Avenue, Suite 100
Fort Lauderdale, Fl 33301
Attention: Chief Executive Officer
If to Secured Party:	CELENTANO CONSULTING COMPANY, LLC Attention: Vincent L. Celentano
7000 West Palmetto Park Road
Suite 201
Boca Raton, Fl 33487

11.General.

(a) If this Agreement is executed by two or more Debtor, they shall be jointly and severally liable hereunder, all provisions hereof regarding the Obligations or the Collateral shall apply to the Obligations and Collateral of any or all of them and the termination of this Agreement as to one or more of such Debtor shall not terminate this Agreement as to any remaining Debtor.

(b)All references to the plural herein shall also mean the singular and to the singular shall also mean the plural.  All references to Debtor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.  The words “hereof,” “herein,” “hereunder,” “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.  All references to the term “Person” or “Persons” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof.

(c)This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Debtor and its successors and assigns and inure to the benefit of and be enforceable by Secured Party and its successors and assigns.

(d)If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

(e)Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by Secured Party.  Secured Party shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their respective rights, powers and/or remedies unless such waiver shall be in writing and signed by Secured Party.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

(f)This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

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IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the day and year first above written.

MMAX Media, Inc.
a Nevada corporation

/S/ EDWARD CESPEDES

Title:	President and CEO

Vincent L. Celentano, Manager
Celentano Consulting Company, LLC